Exhibit 10.2

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CANNLABS, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No. 2014-1	Dated: June 11, 2014

CannLabs, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received, SB Dallas Investments I, LP or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of Twenty Million (20,000,000) shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company at an exercise price equal to $0.15 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and on or after the date hereof (the “Initial Exercise Date”) and through and including the Expiration Date (as defined below), and subject to the following terms and conditions.  This Warrant (this “Warrant”) is one of a  series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of June 11, 2014, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.”  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

1.             Certain Definitions.  In additional to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

(a)           “Expiration Date” shall be the fifth (5th) anniversary of the Initial Exercise Date of this Warrant.

(b)            “Warrant Share” is a share of the Company’s capital stock for which the Holder is entitled to subscribe for and purchase by exercising this Warrant.

2.             Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of record of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.             Registration of Transfers.  The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein.  Upon any such registration of transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.             Exercise and Duration of Warrant.

(a)           This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Initial Exercise Date and including the Expiration Date.  At 5:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)           A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5.             Delivery of Warrant Shares.

(a)           Upon exercise of this Warrant, the Company shall promptly (but in no event later than two Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise or, if the Company is then a participant in the Deposit or Withdrawal at Custodian system at The Depository Trust Company and either (A) there is an effective registration statement permitting the resale of the Warrant Shares by the Holder (and the Holder provides the Company or the Company’s counsel with any reasonable requested certifications with respect to future sales of such Warrant Shares) or (B) the shares are eligible for resale by the Holder without the requirement for the Company to be in compliance with the current public information requirements pursuant to Rule 144, and otherwise without volume or manner-of-sale restriction or limitation pursuant to Rule 144, by crediting the account of the Holder’s prime broker.  The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

(b)           This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares.  Upon request by the Holder following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

6.             Charges, Taxes and Expenses.  Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.             Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

8.             Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments of Section 9, if any). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.  The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9.             Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)           Merger or Consolidation.

(i)           In case of any merger or consolidation of the Company with another corporation (other than a merger or consolidation with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding Common Stock issuable upon such exercise, and which is not subject to Section 9(a)(ii) below), this Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that the Holder of this Warrant, upon the exercise thereof, shall procure, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common Stock, had exercise of this Warrant occurred immediately prior to such reclassification, change, consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9(a). The provisions of this clause (i) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

(ii)           In the event of (i) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity) or (iii) the closing of the transfer (whether by merger, consolidation or otherwise) in one or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such transaction, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (any or all of such events referenced above being referred to hereafter as a “Fundamental Transaction”), unless provision is made in connection with such Fundamental Transaction for the assumption of this Warrant, or for the substitution of new like kind warrants, by the successor entity as a result of such Fundamental Transaction, with appropriate adjustment as to the number and kind of shares issuable upon exercise of the Warrant, and, if appropriate, the per share exercise price, so as to enable the Holder after such Fundamental Transaction to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that would have been received upon exercise or exchange of this Warrant immediately prior to such Fundamental Transaction, Holder shall be given at least fifteen (15) days prior written notice of such Fundamental Transaction and shall be permitted to exercise this Warrant during this fifteen (15) day period. Upon expiration of such fifteen (15) day period, this Warrant and all of Holder’s rights hereunder shall terminate.

(b)           Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.

(c)           Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be adjusted proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares, as the case may be, shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)           Calculations.  All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.

(e)           Notice of Corporate Events.  In the event (i) the Company shall take a record of the holders of the securities at the time receivable upon the exercise of this Warrant for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) of any capital reorganization of the Company, (iii) of any reclassification of the capital stock of the Company, (iv) of any Merger or (v) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, Merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of the securities at the time receivable upon the exercise of this Warrant shall be entitled to exchange such securities for the securities or other property deliverable upon such reorganization, reclassification, Merger, dissolution, liquidation or winding-up.  Such notice shall be mailed at least ten (10) days prior to the date therein specified.

10.             Payment of Exercise Price.  The Holder shall pay the Exercise Price in immediately available funds or via a cashless exercise pursuant to Section 11 hereof.

11.             Cashless Exercise. Notwithstanding any provisions herein to the contrary, if at any time there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
                                       B
For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: the last closing trade price on the Trading Market as reported by Bloomberg, L.P. or the Trading Market.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

12.             Exercise Limitations. The Company shall not effect any exercise of this Warrant, and the  Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 4(b) or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (a) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (b) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 12, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 12 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 12, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 12 may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 12 shall continue to apply. Upon such a change by the Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 12 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

13.             Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

14.             Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

15.             Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholder services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

16.             Miscellaneous.

(a)           The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(b)           Subject to the restrictions on transfer set forth on the first page hereof, this Warrant may be assigned by the Holder. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(c)           All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(d)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CANNLABS, INC.

By:	/s/ Steve Kilts
Name: Steve Kilts
Title: President and Chief Operating Officer

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To CannLabs, Inc.:

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by CannLabs, Inc., a Nevada corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

4.	Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

5.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated: ___________, _____	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

ACKNOWLEDGED AND AGREED TO this ___ day of ___________, 20__ CANNLABS, INC.
By:
Name:
Title:

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase  ____________ shares of Common Stock of CannLabs, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of CannLabs, Inc. with full power of substitution in the premises.

Dated: ___________, _____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: